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                                                                   EXHIBIT 4.2

             SCHEDULE OF WARRANTS ISSUED (PP SERIES)



DATE OF          NAME OF WARRANT RECIPIENT          WARRANT         NUMBER OF           EXERCISE PRICE
ISSUANCE                                            NO.             SHARES OF           EXERCIABLE PERIOD
                                                                    COMMON STOCK
----------------- -------------------------------- --------------- ----------------- ------------------------
4/26/2000         Dara Podber                      PP-1            25,000            Exercise Price:  $1.625
                                                                                     Exercisable from
                                                                                     5/1/2000 to 5/1/2005
4/26/2000         Maris Kott                       PP-2            25,000            Exercise Price:  $1.625
                                                                                     Exercisable from
                                                                                     5/1/2000 to 5/1/2005
4/26/2000         Dara Podber                      PP-3            25,000            Exercise Price:  $1.625
                                                                                     Exercisable from
                                                                                     8/1/2000 to 8/1/2005
4/26/2000         Maris Kott                       PP-4            25,000            Exercise Price:  $1.625
                                                                                     Exercisable from
                                                                                     8/1/2000 to 8/1/2005